EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Pulse Biosciences, Inc.
We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 16, 2018, relating to Pulse Biosciences, Inc.’s consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2017, and the related notes, which is incorporated by reference in the Registration Statement.
We also consent to the reference to us under the caption “Experts” in the Registration Statement.
/s/ Gumbiner Savett Inc.
April 6, 2020
Santa Monica, California
1